Exhibit 21
SUBSIDIARIES OF THE COMPANY
FA Sub 1 Limited, a British Virgin Islands business company
FA Sub 2 Limited, a British Virgin Islands business company
FA Sub 3 Limited, a British Virgin Islands business company
Mount Garnet Limited, a British Virgin Islands company
Knox Pines Ltd., a British Virgin Islands company
GLG Partners Services Limited, a Cayman Islands exempted company
Betapoint Corporation, a British Virgin Islands company
GLG Partners (Cayman) Limited, a Cayman Islands exempted company
GLG Partners International (Cayman) Limited, a Cayman Islands exempted company
GLG Partners Corporation, a British Virgin Islands company
GLG Partners Services LP, a Cayman Islands exempted limited partnership
GLG Partners Asset Management Limited, an Irish company
GLG Partners Limited, an English company
GLG Holdings Limited, a British Virgin Islands company
Albacrest Corporation, a British Virgin Islands company
Liberty Peak Ltd., a British Virgin Islands company
Mount Granite Limited, a British Virgin Islands company
GLG Partners LP, an English limited partnership